Exhibit 10.1

TON STRATEGY COMPANY

RESTRICTED STOCK UNIT FORFEITURE AGREEMENT

This Restricted Stock Unit Forfeiture Agreement (the “Agreement”) is entered into on April __, 2026, by and between TON Strategy Company, a Nevada corporation (the “Company”), and [INSERT NAME OF HOLDER] (the “Holder” and together with the Company, the “Parties”).

RECITALS

A. The Holder and/or affiliated funds of Holder currently holds [●] restricted stock units (the “RSUs”).

B. The Holder desires and agrees to forfeit its right, title and interest in all [●] RSUs to the Company (the “Forfeited RSUs”).

C. Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

1. Forfeiture of Forfeited RSUs. Effective immediately upon execution of this Agreement, the Holder hereby forfeits and surrenders the Forfeited RSUs, including all of the Holder’s rights therein, to the Company (the “Contribution”), and waives all rights with respect to the Forfeited RSUs. The Holder shall have no further right, title or interest in the Forfeited RSUs. The Holder is receiving no consideration in exchange for the Contribution and has no expectation or right to any additional consideration in the future. The Holder acknowledges and agrees that it shall not be entitled to any economic rights with respect to the Forfeited RSUs, including any dividend or payment upon dissolution or otherwise.

2. Representations by the Holder. The Holder has received all information it desires concerning the Company in making the decision to transfer the Forfeited RSUs to the Company. The Holder represents that it has no claim against the Company in connection with the Contribution and agrees not to assert any such claim against the Company. The Holder is entering into this Agreement, and agrees to transfer the Forfeited RSUs, freely and voluntarily. The Holder has had the opportunity to be represented by counsel of its own choosing in this transaction. The Holder has read and understands this Agreement.

3. Effect of Contribution. Upon the effectiveness of the Contribution, the Forfeited RSUs shall be cancelled and shall no longer be outstanding, and any book entry or certificate representing the Forfeited RSUs shall be marked cancelled and returned to the Company, as applicable.

4. Miscellaneous.

A. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. Any previous agreement or understandings between the Parties regarding the subject matter hereof are merged into and superseded by this Agreement.

B. This Agreement shall be governed by and construed under the laws of the State of Nevada, without regard to its conflict of laws rules.

C. No amendment or modification of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties hereto.

(signature pages follow)

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

COMPANy	HOLDER

TON STRATEGY COMPANY	[INSERT NAME OF HOLDER]

Signature	Signature

Print Name	Print Name

Print Title	Print Title

[Signature Page to Restricted Stock Unit Forfeiture Agreement]

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